Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of July 6, 2012 (this “Amendment”), is entered into among PACER INTERNATIONAL, INC., a Tennessee corporation (“Pacer”), each of Pacer’s Domestic Subsidiaries identified as a “Borrower” on the signature pages hereto (together with Pacer, collectively, the “Borrowers” and individually, a “Borrower”), each of Pacer’s Domestic Subsidiaries identified as a “Guarantor” on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

The Borrowers, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of December 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrowers have requested that the Administrative Agent amend the Credit Agreement as more specifically set forth herein and, subject to the terms and conditions set forth herein, the Administrative Agent and each of the Lenders party hereto have agreed to grant such requests of the Borrowers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Except as otherwise provided herein, all capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the preliminary statements hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment).

2. Amendments.

(a) New Definition. The following new definition is added to Section 1.1 of the Credit Agreement in alphabetical order to read in its entirety as follows:

“First Amendment Effective Date” means July 6, 2012.

(b) Amended Definitions. The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Rate” means (a) with respect to a commitment fee, the following percentages per annum, based on the average Total Outstandings (as a percentage of the Aggregate Commitments):

Average Total Outstandings (as a percentage of the Aggregate Commitments)	Commitment Fee
≤50%	0.375%
>50%	0.250%

and (b) with respect to all other fees and rates of interest, the following percentages per annum, based on the Average Quarterly Availability as a percentage of the Borrowing Base:

Pricing Level	Average Quarterly Availability	Letter of Credit Fee	Eurodollar Rate	Base Rate
I	≤30%	2.25%	2.25%	1.25%
II	>30% but ≤60%	2.00%	2.00%	1.00%
III	>60%	1.75%	1.75%	0.75%

Notwithstanding the foregoing, from the First Amendment Effective Date until December 31, 2012, the Applicable Rate shall be determined as if Pricing Level III were applicable. Thereafter, the Applicable Rate shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to Average Quarterly Availability. Except as expressly set forth below in this definition, any such increase or reduction in the Applicable Rate provided for herein shall be effective on the first day of each fiscal quarter and shall be based upon the Average Quarterly Availability for the prior fiscal quarter as set forth in the certificate delivered for such prior fiscal quarter pursuant to Section 8.01(c). If the Administrative Agent has not received a certificate from the Borrowers setting forth the Average Quarterly Availability for any fiscal quarter within the time period specified by Section 8.01(c), then the Applicable Rate for any succeeding fiscal quarter shall be determined at Pricing Level I until such time as such certificate is received for such fiscal quarter; provided, however, that nothing herein shall be deemed to prevent the Administrative Agent and Lenders from charging interest at the Default Rate at any time that an Event of Default exists.

“Maturity Date” means July 6, 2017; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

3. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof (the “Effective Date”) upon satisfaction of each of the following conditions:

(a) Executed Amendment. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers, the Guarantors, the Lenders and the Administrative Agent.

(b) Secretary’s Certificate. The Administrative Agent shall have received a certificate of a Secretary or Assistant Secretary of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing this Amendment to which it is a party and certifying that attached thereto is a true, correct and complete copy of (i) the articles or certificate of incorporation or formation of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation (or certifying that there have been no changes to the versions provided to the Administrative Agent on the Closing Date), (ii) the bylaws or other governing document of such Loan Party as in effect on the First Amendment Effective Date (or certifying that there have been no changes to the versions provided to the Administrative Agent on the Closing Date) and (iii) resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment.

(c) Amendment Fees. The Borrowers shall have paid to the Administrative Agent (or its applicable affiliate) an amendment fee of $200,000 for the account of each Lender in accordance with its Applicable Percentage.

(d) Other Fees and Expenses. The Administrative Agent shall have been paid all other fees owed to it and reimbursed for all reasonable, invoiced out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment, including the reasonable, invoiced fees and disbursements of counsel for the Administrative Agent.

4. Post Closing. Within 5 days after the Effective Date, The Administrative Agent shall have received counterparts of that certain Memorandum of First Amendment to Credit Agreement executed by the Borrowers, the Guarantors and the Administrative Agent, for filing with the Surface Transportation Board.

5. Effect of the Agreement. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification of or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrowers or any other Persons with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among any Loan Party, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Amendment” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

6. Representations and Warranties/No Default. By their execution hereof, each Loan Party hereby represents and warrants as follows:

(a) Such Loan Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(b) This Amendment and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c) Each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date).

(d) No Default or Event of Default has occurred or is continuing or would result after giving effect to the extension and the other transactions contemplated by this Amendment.

7. Reaffirmations. Each Loan Party (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement and each other Loan Document to which it is a party, (b) confirms and reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party and (c) agrees that the Credit Agreement and each other Loan Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.

8. Miscellaneous

(a) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Amendment and the parties hereto, the terms of Section 11.14 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

(b) Loan Document. This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

(c) Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment

(d) Severability. If any provision of any of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

(e) Entirety. This Amendment, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS AND GUARANTORS:	PACER INTERNATIONAL, INC.

INTERMODAL CONTAINER SERVICE, INC. (D/B/A HARBOR RAIL TRANSPORT)

MANUFACTURERS CONSOLIDATION SERVICE OF CANADA, INC.

PACER CARTAGE, INC.

PACER TRANSPORTATION SOLUTIONS, INC.

PACER STACKTRAIN, INC.

PACER TRANSPORT, INC.

RAIL TO RAIL TRANSPORT, INC.

S & H TRANSPORT, INC.

PACER SERVICES, INC.

OCEAN WORLD LINES, INC.

RF INTERNATIONAL, LTD.

S & H LEASING, INC.

OWL AIR, INC.

	By:	/s/ John J. Hafferty
	Name:	John J. Hafferty
	Title:	Chief Financial Officer

PACER CONTAINER LINE, INC.

/s/ John J. Hafferty
	Name:	John J. Hafferty
	Title:	President

Pacer International, Inc.

First Amendment to Credit Agreement

CTP LEASING, INC.

By:	/s/ Susan G. Borelli
Name:	Susan G. Borelli
Title:	President

PACER DISTRIBUTION SERVICES, INC

PDS TRUCKING, INC.

By:	/s/ Michael Stark
Name:	Michael Stark
Title:	President

Pacer International, Inc.

First Amendment to Credit Agreement

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ William DiCicco
	Name:	William DiCicco
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, as an L/C Issuer and as Swing Line Lender

	By:	/s/ William DiCicco
	Name:	William DiCicco
	Title:	Vice President

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender and as an L/C Issuer

	By:	/s/ Willis A. Williams
	Name:	Willis A. Williams
	Title:	Vice President

Pacer International, Inc.

First Amendment to Credit Agreement